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                                   EXHIBIT 23.3

           CONSENT OF M P SAUNDERS & COMPANY, L.L.P., INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Zitel Corporation for the registration of 3,061,401 shares of its common stock and to the incorporation by reference therein of our report dated October 25, 1996, with respect to the financial statements of Zitel Corporation included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                          s/ David Isaacs

                                          M P SAUNDERS & CO.
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London
July 14, 1997